EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Scores Holding Company, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Scores Holding Company, Inc., of our report dated May 16, 2006 relating to the financial statements of Scores Holding Company, Inc. appearing in the Annual Report on Form 10-KSB of Scores Holding Company, Inc. for the year ended December 31, 2005.

Sherb & Co., LLP
Independent Registered
Public Accounting Firm

New York, New York
August 17, 2006